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Exhibit 23.4

Consent of Independent Accounts

        We hereby consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on Form S-4 of CA, Inc. of our report dated June 15, 2006 relating to the consolidated financial statements of Wily Technology, Inc. and subsidiaries, which appears in CA, Inc.'s Current Report on Form 8-K/A filed on July 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Rowbotham & Company LLP

San Francisco, California
October 5, 2006

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  Exhibit 23.4
Consent of Independent Accounts